                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Bell & Howell Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

                                    BELL & HOWELL COMPANY
                                    5215 OLD ORCHARD ROAD
                                    SKOKIE, ILLINOIS 60077

                                    APRIL 9, 1999

DEAR SHAREHOLDER,

          YOU ARE INVITED TO ATTEND THE 1999 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 12, 1999, IN SKOKIE, ILLINOIS.

          AS IN PREVIOUS YEARS, IF YOU CANNOT ATTEND THE MEETING IN PERSON, YOU WILL BE ABLE TO HEAR THE MEETING LIVE OVER THE INTERNET. PLEASE LOOK AT THE INSTRUCTIONS FOR CONNECTING TO THE BELL & HOWELL WEB SITE ENCLOSED SEPARATELY WITH THIS PROXY STATEMENT.

          THE ANNUAL MEETING WILL BEGIN WITH VOTING FOR DIRECTORS AND ON OTHER BUSINESS MATTERS PROPERLY BROUGHT BEFORE THE MEETING, AND WILL BE FOLLOWED BY MY SUMMARY OF THE COMPANY'S 1998 PERFORMANCE AND QUESTIONS AND ANSWERS.

          WHETHER OR NOT YOU PLAN TO ATTEND, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY FORM IN THE ENCLOSED ENVELOPE OR, AS WE HAVE ALSO PROVIDED, BY VOTING VIA THE INTERNET OR BY TELEPHONE.

                                    CORDIALLY,



                                    JAMES P. ROEMER
                                    CHAIRMAN OF THE BOARD

--------------------------------------------------------------------------------

BELL & HOWELL COMPANY
NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

Bell & Howell Company's 1999 Annual Meeting of Shareholders will be held at 5215 Old Orchard Road, Skokie Illinois, on Wednesday, May 12, 1999, at 8:00 a.m., CDT. The shareholders will act on the matters listed below:

     (1)  Election of ten Directors for the ensuing year and

     (2) Transaction of such other business as may properly come before the meeting.

This Proxy Statement is furnished in connection with the solicitation of proxies by Bell & Howell Company on behalf of the Board of Directors for the 1999 Annual Meeting of Shareholders.

Only Shareholders of record at the close of business on March 19, 1999, will be entitled to vote at the meeting and any adjournments.

Bell & Howell's audited financial statements and other financial information for Fiscal 1998 are included in the Company's Form 10-K mailed to you along with this Proxy Statement.

You can ensure that your shares are voted at the meeting by promptly completing, signing, dating and returning the enclosed proxy form in the envelope provided. You can also vote your shares on the Internet or by telephone. (SEE THE PROXY FORM FOR SPECIFIC INSTRUCTIONS.)

Your right to attend the meeting and vote will not be affected by your sending in a signed proxy or voting your proxy over the Internet or by telephone. You may revoke your proxy at any time before it is exercised by voting in person at the Annual Meeting, by submitting another proxy bearing a later date or by notifying the Inspector of Election in writing of your election to revoke it.

If you plan to attend the meeting, please complete and return the advance registration form on the back page of this Proxy Statement. An admission card will be waiting for you at the meeting.

TODD BUCHARDT

General Counsel and Secretary                                    April 9, 1999

--------------------------------------------------------------------------------

1.   ELECTION OF DIRECTORS

Bell & Howell Company has ten Directors on its Board of Directors and at the 1999 Annual Meeting of Shareholders ten persons will be elected to hold office until the 2000 Annual Meeting or until their successors have been elected and have qualified.

The Board's nominees, Messrs. James P. Roemer (Chairman), David Bonderman, David
G. Brown, J. Taylor Crandall, Daniel L. Doctoroff, Nils A. Johansson, William E. Oberndorf, Gary L. Roubos, John H. Scully and William J. White, listed on this and the next page with brief biographies, are all current Bell & Howell Directors. The Board knows of no reason why any nominee may be unable to serve as a Director. If any nominee is unable to serve, however, the shares represented by all valid proxies will be voted for the election of such other person as the Board may recommend.

The names, ages and year each Director was first elected a Director, and the recent business experience and certain other information relating to each Director are set forth below:

JAMES P. ROEMER, 51, has served as Chairman of the Board since January 1998 and has been a Director of the Company since February 1995. In February 1997 he was elected President and Chief Executive Officer of the Company. From February 1995 to February 1997 he served as President and Chief Operating Officer of the Company. Prior to that, he served as President and Chief Executive Officer of Bell & Howell Information and Learning from January 1994 to June 1995. Mr. Roemer joined Bell & Howell as a Vice President and Bell & Howell Publishing Services (PSC) as President and Chief Operating Officer in October 1991 and was promoted to President and Chief Executive Officer of PSC in September 1993. Prior to joining Bell & Howell, Mr. Roemer was President of the Michie Group, Mead Data Central from December 1989 to October 1991. From January 1982 to December 1989 he was Vice President and General Manager of Lexis, an on-line information service. From April 1981 to December 1982 he served as acting President of Mead Data Central.

DAVID BONDERMAN, 56, has been a Director of the Company since December 1987. He has been the Managing General Partner of TPG Partners L.P. (a private investment company) since December 1993. He is also a Director of Beringer Wine Estates, Inc., Continental Airlines, Inc., Denbury Resources, Inc., Oxford Health Plans, Inc, Ryanair Ltd., Realty Information Group and Washington Mutual Inc.

DAVID G. BROWN, 42, has been a Director of the Company since January 1994. He has been a principal in Arbor Investors LLC (a private investment company) since August 1995 and has been Chief Financial Officer of Keystone, Inc. since September 1998 and a Vice President of Keystone, Inc. since August 1993. He is a director of AER Energy Resources, Inc.

J. TAYLOR CRANDALL, 45, has been a Director of the Company since November 1990. He has been President and Chief Executive Officer of Keystone, Inc. since September 1998 and was Vice President and Chief Financial Officer of Keystone, Inc. from October 1986 to August 1998. He was President, Director and sole stockholder of Acadia MGP, Inc. (managing general partner of Acadia Investment Partners, L.P., the sole general partner of Acadia Partners, L.P. (an investment partnership) from January 1992 to September 1995. He is a Director of Integrated Orthopedics, Inc., Physicians Reliance Network, Quaker State Corporation, Signature Resorts, Inc., Specialty Foods, Inc. and Washington Mutual Inc.

DANIEL L. DOCTOROFF, 40, has been a Director of the Company since June 1990. He has served as Managing Director of Oak Hill Partners, Inc. (successor to Rosecliff, Inc., the investment advisor to Acadia Partners, L.P.) since August 1987 and Managing Partner of Oak Hill Capital Management, Inc since November 1998. Since October 1992, he also has been a Vice President of Keystone, Inc. and since February 1994 has been Managing Partner of Insurance Partners Advisors, L.P. He is also a Director of Williams Scotsman, Inc., MeriStar Hospitality, Inc. and MeriStar Hotels & Resorts, Inc.

NILS A. JOHANSSON, 50, has been a Director of the Company since April 1990. Since January 1994, he has held the office of Executive Vice President and Chief Financial Officer of the Company. Mr. Johansson served as Senior Vice President, Finance and Chief Financial Officer of the Company from May 1989 to January 1994. From February 1981 to May 1989 he held various executive positions with Bell & Howell, including Corporate Treasurer and positions in financial planning and analysis, as well as business development.

WILLIAM E. OBERNDORF, 45, has been a Director of the Company July 1988. He has served as Managing Director of SPO Partners & Co. (a private investment company) since March 1991. He is also a Director of Plum Creek Timber Company, L.P.

GARY L. ROUBOS, 62, has been a Director of the Company since February 1994. He has been Chairman of the Board of Dover Corporation (a diversified equipment manufacturer) since August 1989 and was President from May 1977 to May 1993. He is also a Director of Omnicom Group, Inc.

JOHN H. SCULLY, 54, has been a Director of the Company since July 1988. He has served as Managing Director of SPO Partners & Co. since March 1991. He is also a Director of Plum Creek Timber Company, L.P.

WILLIAM J. WHITE, 60, has served as a Director of the Company since February 1990, was Chairman of the Board from February 1990 to January 1998, served as Chief Executive Officer of the Company from February 1990 to February 1997 and was also President of the Company from February 1990 to February 1995. He is also a Director of Ivex Packaging Corporation, Readers Digest Association, Inc. and TJ International, Inc.

-    BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors held four meetings during 1998. The average attendance by Directors at these meetings was 90%, and all nominees attended at least 50% of the Board and Committee meetings they were scheduled to attend.

The Board of Directors has two operating committees: a COMPENSATION COMMITTEE and an AUDIT COMMITTEE.

MESSRS. OBERNDORF (CHAIRMAN), BONDERMAN, CRANDALL, DOCTOROFF AND ROUBOS are members of the Compensation Committee. This Committee's primary responsibilities are: (1) to monitor the Company's management resources, structure, succession planning, (2) development and selection process and the performance of key executives; and (2) to review and approve executive compensation. This Committee also administers the Bell & Howell 1995 Stock Option Plan, the Management Incentive Bonus Plan and the Long Term Incentive Plan. This Committee met twice during 1998.

MESSRS. ROUBOS (CHAIRMAN), OBERNDORF AND SCULLY are members of the Audit Committee. This Committee's primary responsibilities are: (1) to approve the selection of independent auditors; (2) to review the scope and results of the independent audit; (3) to review the evaluation of the Company's systems of internal accounting controls and (4) to appraise the Company's financial reporting (including its Proxy Statement and 10-K) and the accounting standards and principles followed. The Audit Committee met twice during 1998.

All of the Directors, except for Messrs. Johansson and Roemer (who receive no additional compensation as Directors), receive their sole compensation through participation in the 1995 Non-Employee Directors' Stock Option Compensation Plan. The Plan provides for annual non-qualified stock option grants to each Director who is not also an employee of Bell & Howell or any of its affiliates. The options expire ten years after the date they are granted, except in the event of a Director's retirement, total disability, death or other termination of service.

Each annual grant, made as of the last day of trading of the Company's Common Stock in the second fiscal quarter (June 30 in 1998), permits a non-employee Director to purchase shares of the Company's Common Stock at an exercise price not less than the fair value of the Common Stock on the date the option is granted. The number of shares which may be purchased is equal to the total annual compensation otherwise payable to a Director divided by the fair market value of an option on one share of Common Stock. For these purposes, the value of an option is determined using the Black-Scholes option-pricing model.

For 1998, the annual compensation was set at $20,000 per annum. Based on that amount, each non-employee Director received an option grant of 1,550 shares of the Company's Common Stock at an exercise price of $25.8125 per share, with the exception of Mr. White who was a non-employee Director for a portion of the year and received an option grant of 900 shares.

All Directors are reimbursed travel expenses for attendance at Board meetings.

-    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists beneficial owners of more than five percent of the Company's Common Stock as of December 31, 1998.


------------------------------------          ----------------          -------
Name and Address of Beneficial Owner          Number of Shares          Percent
------------------------------------          ----------------          -------
Keystone, Inc.                                   4,363,000               18.7%
3100 Texas Commerce Tower
201 Main Street
Fort Worth, Texas 76102
------------------------------------          ----------------          -------
Lazard Freres & Co. LLC
30 Rockefeller Plaza                             1,794,674                7.7%
New York, NY  10020
------------------------------------          ----------------          -------
Fir Tree Partners
1211 Avenue of the Americas                      1,218,000                5.2%
24th Floor
New York, NY 10036
------------------------------------          ----------------          -------

--------------------------------------------------------------------------------

-    REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

-    COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

The philosophy of the Compensation Committee is:

     -    to align executive compensation with shareholder interests

     - to ensure that compensation is at a level that enables the Company to attract and retain high quality talent and

     - to provide significant rewards for achievement of business objectives and growth in shareholder value

The Company's compensation program for executive officers currently consists of the following key elements: base salary, annual bonuses, long term incentive bonuses and stock option grants. Each element of the program has a somewhat different purpose. Salary and annual bonuses are made to compensate ongoing performance and achievement of business objectives through the year based upon established targets and goals, while long term incentive bonuses and stock option grants are designed to provide strong incentives for creation of long-term shareholder value and continued retention by the Company of executive officers and other key employees.

In determining the overall level and form of executive compensation to be paid or awarded in 1998, including the Chief Executive Officer, the Company considered, among other things: continued increases in the Company's sales and productivity in a period of rapid change and intensified competition and the compensation practices and performances of other major corporations which are most likely to compete with the Company for the services of its executive officers.

Federal tax law establishes certain requirements in order for compensation exceeding $1 million earned by certain executives to be deductible. The Compensation Committee believes that the Management Incentive Bonus constitutes qualified performance-based compensation and, therefore, will be exempt from the $1,000,000 limitation on deductible compensation.

-    BASES FOR CHIEF EXECUTIVE OFFICER COMPENSATION

For 1998, Mr. Roemer received total cash payments of $1,071,639 in salary and bonuses and stock options (as shown in the Summary Compensation Table on page
8).

Of the 385,000 shares of Bell & Howell common stock granted to him in the May 1995 stock options, 96,250 are currently exercisable. As of May 1, 1999, a total of 192,500 will be exercisable. The remaining 50% will become exercisable on May 1, 2000. As shown in the Summary Compensation Table, Mr. Roemer was also granted stock options in February 1998 for 250,000 shares which vest on February 27, 2001. In addition, he was granted stock options for 100,000 shares in February 1999 which vest on February 26, 2002. With respect to all option grants to Mr. Roemer, if he were to leave the Company for reasons other than disability or death before any of the respective vesting dates, he would forfeit his right to all unvested shares.

In determining Mr. Roemer's 1999 compensation, the Committee has focused on his ability to enhance the long-term value of the Company. During his tenure with Bell & Howell, he has been a leader in the revitalization of the Company and its transformation into a provider of technological solutions within a number of market segments. Mr. Roemer's total compensation is based on both Bell & Howell's recent performance and his contributions to the overall long-term strategy and financial strength of the Company.

                                      *****


The foregoing report on executive compensation is provided by the following outside directors, who comprised the Compensation Committee during 1998:


           William E. Oberndorf (Chairman)        Daniel L. Doctoroff
           David Bonderman                        Gary L. Roubos
           J. Taylor Crandall



-    INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

The following table includes all Bell & Howell stock holdings, as of March 1, 1999, of the Company's Directors, the five most highly compensated executive officers and the directors and executive officers as a group.


---------------------------------             ----------------        -------
DIRECTORS AND EXECUTIVE OFFICERS:             NUMBER OF SHARES        PERCENT
---------------------------------             ----------------        -------

DAVID BONDERMAN(1)(2)                            732,610                3.0%
---------------------------------             ----------------        -------
WILLIAM J. WHITE(3)(4)(5)                        706,774                2.9%
---------------------------------             ----------------        -------
WILLIAM E. OBERNDORF(2)(6)                       533,815                2.2%
---------------------------------             ----------------        -------
NILS A. JOHANSSON(5)                             315,312                1.3%
---------------------------------             ----------------        -------
JAMES P. ROEMER(5)                               217,805                  *
---------------------------------             ----------------        -------
J. TAYLOR CRANDALL(2)                            118,441                  *
---------------------------------             ----------------        -------
JOHN H. SCULLY (2)                                78,037                  *
---------------------------------             ----------------        -------
MICHAEL A. DERING(5)                              28,800                  *
---------------------------------             ----------------        -------
DANIEL L. DOCTOROFF(2)                            15,983                  *
---------------------------------             ----------------        -------
JOSEPH P. REYNOLDS                                21,000                  *
---------------------------------             ----------------        -------
WAYNE E. MICKIEWICZ                               20,000                  *
---------------------------------             ----------------        -------
GARY L. ROUBOS(2)                                  6,929                  *
---------------------------------             ----------------        -------
DAVID G. BROWN(2)                                  5,225                  *
---------------------------------             ----------------        -------
ALL DIRECTORS AND EXECUTIVE OFFICERS           2,942,706               12.2%
AS A GROUP (17 PERSONS)
---------------------------------             ----------------        -------


(1) Includes 72,488 shares owned by Group Management, Inc. and 64,483 shares owned by Bonderman Family Limited Partnership.

(2) Includes 5,225 option shares granted under the Non-Employee Directors Stock Option Plan which are vested and fully exercisable.

(3) Includes 144,859 shares held in a trust of which Mr. White's spouse is the beneficial owner.

(4) Includes 900 option shares granted under the Non-Employee Directors Stock Option Plan which are vested and fully exercisable.

(5) Includes 460,000 option shares, 67,500 option shares, 96,250 and 8,800 options shares for Messrs. White, Johansson, Roemer and Dering, respectively, granted under the 1995 Stock Option Plan, which are vested and exercisable.

(6) Includes 20,000 shares owned by Oberndorf Family Partners over which Mr. Oberndorf exercises sole voting power.

*    less than 1%.

--------------------------------------------------------------------------------

-    SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid by the Company or a subsidiary of the Company to each of its five most highly compensated executive officers for fiscal 1998, 1997 and 1996:


                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                      --------------------------------------
                                                                               AWARDS              PAYOUTS
                                                                      ------------------------    ---------
                                             ANNUAL COMPENSATION      SECURITIES
NAME AND                         FISCAL      --------------------     UNDERLYING    RESTRICTED      LTIP         ALL  OTHER
PRINCIPAL POSITION                YEAR       SALARY      BONUS(1)     OPTIONS(2)      STOCK       PAYOUTS(3)    COMPENSATION
------------------                ----       ------      --------     ----------      -----       ----------    ------------

James P. Roemer,                 1998        $599,518    $472,121     250,000            --           --          66,523(4)
Chairman of the Board            1997         567,298      71,153        --          $316,875         --         101,288(4)
President and                    1996         510,572     233,331        --              --       $ 54,384        94,984(4)
Chief Executive Officer

Nils A. Johansson                1998         433,275     272,964        --              --           --          33,941(5)
Executive Vice President         1997         433,082      54,135        --              --           --          44,336(5)
and Chief Financial Officer      1996         396,162     181,046        --              --         79,380        27,069(5)

Michael A. Dering,               1998         301,916     180,000      50,000            --           --         306,658(6)
President of Bell & Howell       1997         265,056     164,617      12,000         259,875         --          11,599(6)
Mail and Messaging               1996(7)      105,770      75,000      10,000            --           --          87,728(6)
Technologies

Joseph R. Reynolds               1998(8)      185,095     148,500      15,000         272,344         --         192,677(9)
President of Bell & Howell
Information and Learning

Wayne Mickiewicz                 1998(8)      134,616     150,000      15,000         253,125         --         271,942(10)
President of Bell & Howell
Publishing Services


(1) Consists of amounts awarded under the Company's Management Incentive Bonus Plan (the "MIB") to Messrs. Roemer, Johansson, Dering, Reynolds and Mickiewicz. The MIB provides a financial incentive for key management employees to focus their efforts on, and achieve, annual financial targets. Payments under the MIB for fiscal 1998 were made in March 1999.

(2) Amounts reflected in this column are for grants of stock options under the Company's 1995 Stock Option Plan. No Stock Appreciation Rights (SAR's) have been used by the Company.

(3) For fiscal 1996 consisted of amounts earned under the Company's Long Term Incentive Plan: 1993-1996 (the "LTIP"). The LTIP provided long-term cash incentives to key management employees by rewarding them for achieving financial targets for the period commencing fiscal 1993 through fiscal 1996. Prorated payments under the LTIP were made in cash in February 1997.

(4)  For fiscal 1998, 1997, and 1996 includes $4,800, $4,775 and $3,000, respectively, in contributions to the Bell & Howell Profit Sharing Retirement Plan ("PSRP"); $15,320, $20,933 and $12,38l, respectively, in contributions to the Bell & Howell Replacement Benefit Plan ("RBP"); $6,574, $6,207 and $3,384, respectively, for imputed life insurance, and $39,829, $69,373 and $76,219, respectively, for relocation and related expenses.

(5)  For fiscal 1998, 1997, and 1996 consists of $9,600, $9,600, and $6,000 respectively, in contributions to the PSRP; $19,645, $32,010, and $18,489 respectively, in contributions to the RBP, and $4,696, $ 2,726, and $2,580, respectively, in imputed life insurance.

(6)  For fiscal 1998, 1997 and 1996 includes $2,081, $2,263 and $694, respectively, in imputed life insurance; for fiscal 1998 and 1997 includes $4,800 and $4,775, respectively, in contribution to the PSRP and $8,200 and $4,561, respectively, in contributions to the RBP; and for fiscal 1998 and 1996 includes $291,577 and $87,034, respectively, for relocation and related expenses.

(7) Reflects compensation from July 1996, when the employment of Mr. Dering by the Company began, through December 1996.

(8) Reflects compensation from April 1998 and July 1998, respectively, when the employment of Messrs. Reynolds and Mickiewicz by the Company began, through December 1998.

(9) For fiscal 1998 includes $2,393 in imputed life insurance, $4,800 for the PSRP, $4,314 for the RBP, $31,170 for relocation and related expenses and a $150,000 signing bonus.

(10) For fiscal 1998 includes $1,365 in imputed life insurance, $4,039 for the PSRP $116,538 for relocation and related expenses and a $150,000 signing bonus.

--------------------------------------------------------------------------------

-    STOCK OPTIONS

The 1995 Stock Option Plan, amended by approval of the shareholders in May 1998 (together, the "Option Plan"), reserves a total of 3,660,000 shares of Common Stock for issuance. The intent of the Option Plan is to increase shareholder value and maintain an entrepreneurial spirit within the Company by providing significant capital accumulation opportunities to the Company's key employees.

Under the terms of the Option Plan, selected officers and key employees may receive incentive stock options in such amounts as may be established by the Compensation Committee at the time of grant. The exercise price of each option will also be determined by the Compensation Committee at the time of grant, but the price will not be less than the fair market value of the Common Stock on the date of grant.

Under the Option Plan, the Company granted options in May 1995 to Messrs. Roemer and Johansson in the amounts shown on the table which follows on page 10, exercisable commencing in May 1998 for portions of the shares granted as and when the price of the stock increased.

Options to Messrs. Roemer, Dering, Reynolds and Mickiewicz in the amounts shown on the table which follows, as well as to other officers and key employees, were granted by the Company in fiscal 1998 to those persons selected by the Compensation Committee based on the value of their contribution to the Company. Except for the grant to Mr. Roemer, each of these options expires ten years from the date of grant, vests in 20% increments on the anniversary of the grant for each of the first five years, and becomes exercisable for the portion vested immediately after vesting. Mr. Roemer's option grant of 250,000 shares vests in February 2001and must be exercised prior to February 27, 2004. The Company had outstanding grants of 2,094,071 shares to officers and key employees as of end of fiscal 1998.

The table on page 10 also shows the potential realizable value from stock options granted in 1995, 1996, 1997 and 1998. These hypothetical gains are based entirely on assumed annual growth rates of five, ten and twenty per cent in the value of the Company's Common Stock price over the lives of the stock options granted. The options granted in May 1995 to Mr. Roemer, for example, would produce the pre-tax gain of $7,308,360 shown in the table if the Company's Common Stock price rises by 20% per annum over the six year life of the options. Based on the number of shares outstanding at the end of 1998, such an increase in the Company's Common Stock price would produce a corresponding aggregate pre-tax gain of almost $651,000,000 for the Company's shareholders. In other words, Mr. Roemer's potential gain from stock options granted in 1995 would equal about one and one-tenth percent (i.e., 1.1%) of the potential gain to all shareholders resulting from the assumed future stock price increases.

There are federal income tax consequences to the Company and the participant which arise with respect to awards under the Plan.

A participant who is granted an incentive stock option does not recognize any taxable income at the time of the grant and the Company is not entitled to any deduction at the time of grant. The Company will be entitled to a deduction for federal income tax purposes for the ordinary income recognized by the participant if a participant sells the shares acquired through an option exercise within one year after the date of exercise or if that sale occurs within two years from the date of the option grant. Under all other circumstances, any gain or loss realized on a sale of the option shares will be treated as a long-term capital gain or loss to the participant, but the Company will not be entitled to any deduction for federal income tax purposes.

A participant who is granted a non-qualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price and the market value of the Company's Common Stock on the date of exercise. The Company is entitled to a tax deduction for the same amount.

Option grants totaling approximately 797,000 shares were exercisable at the end of fiscal 1998.

--------------------------------------------------------------------------------

-    STOCK OPTIONS GRANTED FROM 1995 TO 1998


                                   Number of    Percent
                                   Securities   of Total   Exercise     Latest         Potential Realizable Value at Assumed
                                  Underlying    Annual     or Base     Possible           Annual Rates of Stock Price
                       Year of    Options      Options      Price       Expiration      Price Appreciation for Option Term(1)
Name                   Grant      Granted (#)  Granted     ($/Sh)        Date            5%             10%           20%
-----------        -----------    -----------  ---------  --------    ----------     ----------    -----------   -----------

James P. Roemer          1998       250,000      45.8%      26.875     Feb 2004    $ 4,225,386     $10,707,957   $34,881,979

                         1995        38,500                 15.50      May 2001        202,952         460,429     1,185,136
                         1995        38,500                 18.50      May 2001         87,452         344,929     1,069,636
                         1995        77,000                 22.25      May 2001           --           401,108     1,850,522
                         1995        77,000                 26.75      May 2001           --            54,608     1,504,022
                         1995        77,000                 32.00      May 2001           --              --       1,099,772
                         1995        77,000                 38.50      May 2001           --             --          599,272
                                    -------
                                    385,000      29.7

Nils A. Johansson        1995        27,000                 15.50      May 2001        142,330         322,898       831,134
                         1995        27,000                 18.50      May 2001         61,330         241,898       750,134
                         1995        54,000                 22.25      May 2001           --           281,297     1,297,769
                         1995        54,000                 26.75      May 2001           --            38,297     1,054,769
                         1995        54,000                 32.00      May 2001           --              --         771,269
                         1995        54,000                 38.50      May 2001           --              --         420,269
                                    -------
                                    270,000      20.8

Michael A. Dering        1998        50,000       9.2       26.875     May 2008        845,077       2,141,591     6,976,396
                         1997        12,000       3.9       21.125     Mar 2007        159,425         404,014     1,316,105
                         1996        10,000       4.4       29.375     July 2006       184,738         468,162     1,525,073

Joseph P. Reynolds       1998        15,000       2.8       26.25      Apr  2008       247,627         627,536     2,044,246

Wayne Mickiewicz         1998        15,000       2.8       25.3125    June 2008       238,783         605,124     1,971,237


(1) The table sets forth the potential realizable values of such options, upon their latest possible expiration date, at arbitrarily assumed annualized rates of stock price appreciation of five, ten and twenty percent over the term of the options. Because actual gains will depend upon, among other things, the actual dates of exercise of the options and the future performance of the Common Stock in the market, the amounts reflected in this table may not reflect the values actually realized. No gain to the named executive officers is possible without an increase in stock price which will benefit all shareholders proportionately.


-    AGGREGATED STOCK OPTION EXERCISES IN 1998 AND YEAR END STOCK OPTION VALUES


                                                       Number of Unexercised
                                                             Options at                Value of Unexercised
                                                            Year-End (1)            In-the-Money Options at
                      Shares Acquired     Value            Exercisable/                     Year-End ($)(2)
Name                    On Exercise      Realized          Unexercisable         Exercisable/ Unexercisable
----                    -----------      --------          -------------         --------------------------
James P. Roemer            None             N/A         96,250/538,750(3)(4)         $1,902,189/$4,932,715

Nils A. Johansson          None             N/A         67,500/202,500 (3)             1,334,003/1,541,606

Michael A. Dering          None             N/A           6,400/65,600 (5)                  73,803/757,733

Joseph P. Reynolds         None             N/A            None/15,000 (5)                    None/173,445

Wayne Mickiewicz           None             N/A            None/15,000 (5)                    None/187,508


(1) All information provided is with respect to stock options. No SARs have been issued by the Company.

(2) The amounts have been determined by multiplying the aggregate number of options by the difference between $37.813, the closing price of the Common Stock on December 31, 1998 (the last trading day of fiscal 1998), and the exercise price of the options.

(3) 288,750 of these options to Mr. Roemer and all of these options to Mr. Johansson are exercisable as follows: up to 50% commencing May 1999 and up to 100% commencing May 2000. (4)250,000 of these options are fully exercisable commencing in February 2001.

(5) These options are exercisable in 20% cumulative increments, the first increment beginning one year after the date of grant.

--------------------------------------------------------------------------------

-    SUPPLEMENTAL RETIREMENT PLAN

The Bell & Howell Supplemental Retirement Plan ("SRP") provides certain officers and employees with additional pension benefits upon retirement to supplement social security and the benefits provided under the Bell & Howell Profit Sharing Retirement Plan ("PSRP") and the Bell & Howell Replacement Benefit Plan ("RBP").

The SRP provides for lifetime monthly pension payments which generally equals
(i) a percentage of the participant's average monthly compensation during the highest paid four years of the participant's last six years of employment (the actual percentage is determined by length of service, but cannot exceed 50%) LESS (ii) the sum of the monthly amounts which are attributable to the Company's contribution payable under the PSRP and RBP and as primary social security benefits. If a participant is involuntarily terminated other than "for cause" and has been a plan participant for at least five years or he voluntarily terminates his employment and has been an employee for at least ten years and a plan participant for at least five years, he will be entitled to deferred SRP payments calculated as if his termination date were his retirement date. The estimated credited years of service at the end of fiscal 1998 for each of the individuals listed in the Supplemental Retirement Plan Table below are seven, seventeen, and two years for Messrs. Roemer, Johansson and Dering, respectively, and none for Messrs. Reynolds or Mickiewicz who began their employment with the Company in 1998. The Company estimates that the annual SRP benefits which have accrued through the end of fiscal 1998 and would be payable upon retirement at age 60 to Messrs. Roemer, Johansson and Dering would be $93,049, $167,442 and $3,409, respectively.

The Company estimates that the following annual benefits would be payable upon retirement at or after age 60 (participants may elect to receive reduced benefits at age 55) to persons in the following specified participation levels, compensation and year-of-service classifications (these calculations take into account amounts which are estimated to be received under the Company's PSRP and RBP and as social security benefits):

SUPPLEMENTAL RETIREMENT PLAN TABLE


PARTICIPATION                      YEARS OF SERVICE
LEVEL I                       ----------------------------
REMUNERATION                    15              20 OR MORE
------------                    --              ----------

 $250,000                     $93,750            $125,000
  425,000                     159,375             212,500
  600,000                     225,000             300,000
  775,000                     290,625             387,500
  950,000                     356,250             475,000



PARTICIPATION                              YEARS OF SERVICE
LEVEL II                     ------------------------------------------------
REMUNERATION                   15           20           25        30 OR MORE
------------                 -------      -------     -------      ----------
 $125,000                    $34,375      $43,750     $53,125       $62,500
  150,000                     41,250       52,500      63,750        75,000
  175,000                     48,125       61,250      74,375        87,500
  200,000                     55,000       70,000      85,000       100,000
  225,000                     61,875       78,750      95,625       112,500


--------------------------------------------------------------------------------

-    RELATED PARTY TRANSACTIONS

The Company has made loans (the balance of which totaled approximately $2,523,000 at the end of fiscal 1998) to certain key employees in connection with their purchases of the Company's Common Stock. Pursuant to the terms of such loans, the shares acquired are pledged as security. The following individuals had loans in excess of $60,000 outstanding at the end of fiscal 1998 (all rounded to the nearest $,000): M. A. Dering ($226), N. A. Johansson ($267),
B. Longe ($209), D.A. Mater ($120), W. Mickiewicz ($209), B. Moeller ($175), J.
P. Reynolds ($225), and M.T. Rubly ($406). N. A. Johansson and M. T. Rubly repaid their loans in full in March 1999. Each loan is evidenced by an installment note maturing five years from the date of the note and bearing interest at the Company's marginal rate of borrowing (approximately 6% in fiscal
1998). Interest and principal may be deferred until the maturity date.

-    CERTAIN TRANSACTIONS

During 1998, Bell & Howell Company and its subsidiaries did not have any purchase, sale, lease, finance, insurance or other transactions with companies or organizations with which Bell & Howell's Directors are associated.

-    1998 LONG TERM INCENTIVE PLAN

Bell & Howell Company and Subsidiaries 1998 Long-Term Incentive Plan (the "1998 LTIP") was established to provide a continuing long-term cash incentive to key management employees by rewarding them for achieving financial targets for overlapping three year periods (with the first plan cycle for the two year period from fiscal 1998 through fiscal 1999 (the "1998/99 Plan Cycle"). The 1998/99 Plan Cycle currently covers 10 officers and 43 employees and provides payments based on the participant's participation level -- either 20% or 30% of the employee's base rate of pay -- and the performance level achieved from the identified financial targets over the 1998/99 Plan Cycle. Payments for the 1998/99 Plan Cycle will be made after completion of the cycle, but no later than March 31, 2000. The 1999/2001 Plan Cycle currently covers currently covers 10 officers and 44 employees and provides payments based on the participant's participation level and the performance level achieved from the identified financial targets over the 1999/2001 Plan Cycle. No accrued amounts will vest pursuant to the 1998 LTIP since participants are eligible for payments only if they are employed by the Company on the last day of a plan cycle, except for death, disability or retirement.

-    PERFORMANCE GRAPH: FISCAL 1998

COMPARISON OF FORTY FOUR MONTH CUMULATIVE TOTAL RETURN AMONG BELL & HOWELL, COMPOSITE GROUP AND S&P 500.

The following graph compares the cumulative total return of the Company's Common Stock as compared with the S&P 500 Stock Index and a weighted composite of the S&P Publishing Index and S&P Office Equipment & Supplies Index, weighted each year based on the Company's EBITDA ratio.


                                    [GRAPH]


The graph assumes a $100 investment made on May 2, 1995, the first trading date of the Company's Common Stock, and the reinvestment of all dividends, as follows:


                                       Dollar Value of $100 Investment at
                                     May 2, 1995            January 2, 1999
                                     -----------            ---------------
          Bell & Howell              $100.00                       $243.95

         Composite Group              100.00                       238.80

         S&P 500                      100.00                       206.16


--------------------------------------------------------------------------------

2.   OTHER MATTERS

-    SHAREHOLDER PROPOSALS FOR 2000

Under the rules of the Securities and Exchange Commission, shareholder proposals submitted for next year's Proxy Statement must be received by Bell & Howell no later than the close of business on December 15, 1999, to be considered. Proposals should be addressed to Todd Buchardt, General Counsel and Secretary, Bell & Howell Company, 5215 Old Orchard Road, Skokie, Illinois 60077-1076.

-    VOTING SECURITIES

Shareholders of record at the close of business on March 19, 1999, will be eligible to vote at the meeting. The voting securities of Bell & Howell consist of its $.001 par value common stock, of which 23,242,542 shares were outstanding on March 19, 1999. Each share outstanding on the record date will be entitled to one vote.

Individual votes of shareholders are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual share owner voting records is limited to the Independent Inspectors of Election (Boston EquiServe, L.P.) and certain employees of Bell & Howell and its agents who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

-    VOTE REQUIRED FOR APPROVAL

The nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. All other matters which may presented at the meeting require the favorable vote of a majority of shares voted at the meeting for approval. Abstentions and broker non-votes will not be treated as votes cast and, therefore, will have no effect on the outcome of the matters to be voted on at the meeting.

-    MANNER FOR VOTING PROXIES

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted "FOR" the nominees for director named earlier in this Proxy Statement.

Although the Board knows of no matter other than the election of directors which may be presented to the meeting, should any other matter need to be acted upon at the meeting, the persons named on the proxy card will vote in accordance with their judgment.

--------------------------------------------------------------------------------

-    VOTING ON THE INTERNET OR VIA TELEPHONE

Again this year, registered holders (that is, those stockholders who hold stock in their own names and whose shares are not held by a broker in a "street name" on their behalf or whose shares are not held under the Bell & Howell Associate Stock Purchase Plan) will be able to vote their proxies over the Internet or by telephone. SPECIFIC INSTRUCTIONS FOR VOTING ON THE INTERNET OR BY TELEPHONE ARE INCLUDED ON THE PROXY CARD.

-    SOLICITATION OF PROXIES

Proxies may be solicited on behalf of the Board of Directors by mail, telephone, telegraph or in person, and solicitation costs will be paid by Bell & Howell. Copies of proxy material and of the Form 10-K for 1998 will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and Bell & Howell will reimburse such record holders for their reasonable expenses.

-    ACCOUNTING INFORMATION

           The Company's independent auditor for fiscal 1999 is and for fiscal 1998 was KPMG LLP, which will be available to respond to appropriate questions at the Annual Meeting of Shareholders.

                       YOUR PROXY CARD IS ATTACHED BELOW

                    PLEASE READ AND FOLLOW THE INSTRUCTIONS
                      CAREFULLY AND DETACH AND RETURN YOUR
                      COMPLETED PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.











                                  DETACH HERE

                                     PROXY

                             BELL & HOWELL COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF SHAREHOLDERS MAY 12, 1999


    The undersigned hereby constitutes and appoints David G. Brown and Gary L. Roubos, and each of them jointly and severally, proxies, with full power of substitution to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Bell & Howell Company (the "Company") to be held on May 12, 1999, at 5215 Old Orchard Road, Skokie, Illinois.

    The undersigned acknowledges the receipt of Notice of the aforesaid Annual Meeting and Proxy Statement, each dated April 9, 1999, grants, authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies, or either of them, to vote as set forth on the reverse side.

SEE REVERSE                                                          SEE REVERSE
   SIDE             CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE

BELL & HOWELL
COMPANY

c/o Equiserve
P.O. Box 8040
Boston, MA 02266-8040

VOTE BY TELEPHONE
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)


FOLLOW THESE FOUR EASY STEPS:

1.  READ THE ACCOMPANYING PROXY STATEMENT
    AND PROXY CARD.

2.  CALL THE TOLL-FREE NUMBER
    1-877-PRX-VOTE(1-877-779-8683). FOR
    SHAREHOLDERS RESIDING OUTSIDE THE UNITED
    STATES CALL COLLECT ON A TOUCH-TONE PHONE

3.  ENTER YOUR 14-DIGIT CONTROL NUMBER LOCATED
    ON YOUR PROXY CARD ABOVE YOUR NAME.

4.  FOLLOW THE RECORDED INSTRUCTIONS.


YOUR VOTE IS IMPORTANT!
CALL 1-877-PRX-VOTE(1-877-779-8683) ANYTIME!


VOTE BY INTERNET
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.



FOLLOW THESE THREE EASY STEPS:

1.  READ THE ACCOMPANYING PROXY STATEMENT
    AND PROXY CARD.

2.  GO TO THE WEBSITE.
    HTTP://WWW.BELLHOWELL.COM

3.  CLICK ON THE "ANNUAL MEETING" ICON AND FOLLOW
    THE INSTRUCTIONS ON YOUR SCREEN.


YOUR VOTE IS IMPORTANT!
GO TO HTTP://WWW.BELLHOWELL.COM ANYTIME!


   DO NOT RETURN YOUR PROXY CARD IF YOUR ARE VOTING BY TELEPHONE OR INTERNET

                                  DETACH HERE


--------------------------------------------------------------------------------

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE SPECIFIED WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR NAMED BELOW.

1.  Election of Directors

NOMINEES: (01) David Bonderman, (02) David G. Brown, (03), J. Taylor Crandall,
(04) Daniel L. Doctoroff, (05) Nils A. Johansson, (06) William E. Oberndorf,
(07) James P. Roemer, (08) Gary L. Roubos, (09) John H. Scully and (10) William
J. White.

     FOR ALL NOMINEES / /          / /WITHHELD FROM ALL NOMINEES

/ /
   ---------------------------------------
   For all nominees except as noted above.


2. On all other matters which may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED
ENVELOPE AND MAILED IN THE UNITED STATES.

Please sign exactly as name appears hereon. Joint owners should each sign. Persons signing in a representative or fiduciary capacity should add their titles.

          PLEASE SIGN BELOW, DATE AND RETURN PROMPTLY.


Signature:______________________________________Date:_________

Signature:______________________________________Date:_________

                       1999 ANNUAL MEETING OF SHAREHOLDERS

                                  8:00 A.M. CDT

                                  MAY 12, 1999

                              5215 OLD ORCHARD ROAD

                                SKOKIE, ILLINOIS

                             CUT OFF AT DOTTED LINE

   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                            ADVANCE REGISTRATION FORM

     Send your completed and signed proxy form in the enclosed envelope. Include this Advance Registration Form in the envelope if you plan to attend the Annual Meeting.

     Attendance at the Annual Meeting is limited to Bell & Howell shareholders or their named representative. We reserve the right to limit the number of representatives who may attend the Annual Meeting.

                                 (PLEASE PRINT)

Shareholder's Name
                    ------------------------------------------------------
Address
        ------------------------------------------------------------------

        ------------------------------------------------------------------
           (Admission card will be returned c/o the Shareholder's address)